Exhibit A

Mr. Le also directly owns an employee stock option to purchase 400,000 shares of Class A common stock with (i) an exercise price of $69.123 per share and (ii) an expiration date of February 23, 2031. Of the 400,000 shares subject to this option, 100,000 shares vested on February 23, 2022, 100,000 shares vested on February 23, 2023, 100,000 shares vested on February 23, 2024, and 100,000 shares are scheduled to vest on February 23, 2025.

Mr. Le also directly owns an employee stock option to purchase 400,000 shares of Class A common stock with (i) an exercise price of $40.46 per share and (ii) an expiration date of February 17, 2032. Of the 400,000 shares subject to this option, 100,000 shares vested on February 17, 2023, 100,000 shares vested on February 17, 2024, 100,000 shares are scheduled to vest on February 17, 2025, and 100,000 shares are scheduled to vest on February 17, 2026.

Mr. Le also directly owns an employee stock option to purchase 600,000 shares of Class A common stock with (i) an exercise price of $23.125 per share and (ii) an expiration date of September 13, 2032. Of the 600,000 shares subject to this option, 150,000 shares vested on September 13, 2023, 150,000 shares are scheduled to vest on September 13, 2024, 150,000 shares are scheduled to vest on September 13, 2025, and 150,000 shares are scheduled to vest on September 13, 2026.

Mr. Le directly owns an employee stock option to purchase 26,730 shares of Class A common stock with (i) an exercise price of $159.929 per share and (ii) an expiration date of March 21, 2034. Of the 26,730 shares subject to this option, 6,680 shares are scheduled to vest on March 21, 2025, 6,680 shares are scheduled to vest on March 21, 2026, 6,680 shares are scheduled to vest on March 21, 2027, and 6,690 shares are scheduled to vest on March 21, 2028.

Mr. Le also directly owns restricted stock units with the contingent right to receive 2,500 shares of Class A common stock. The 2,500 shares are schedule to vest on November 13, 2024.

Mr. Le also directly owns restricted stock units with the contingent right to receive 35,760 shares of Class A common stock. Of these 35,760 shares, 11,920 shares are scheduled to vest on June 5, 2025, 11,920 shares are scheduled to vest on June 5, 2026, and 11,920 shares are scheduled to vest on June 5, 2027.

Mr. Le also directly owns restricted stock units with the contingent right to receive 29,280 shares of Class A common stock. Of these 29,280 shares, 7,320 shares are scheduled to vest on March 21, 2025, 7,320 shares are scheduled to vest on March 21, 2026, 7,320 shares are scheduled to vest on March 21, 2027, and 7,320 shares are scheduled to vest on March 21, 2028.

Mr. Le also directly owns 95,370 performance stock units (PSUs) granted on June 5, 2023. Each PSU represents a contingent right to receive shares of Class A common stock of between 0 percent and 200 percent of the target number of units, with the percentage determined based on MicroStrategy's relative total shareholder return (TSR) as compared to the TSR of members of the Nasdaq Composite Index over a three-year performance period (June 1, 2023 to May 31, 2026). Vesting is subject to certification by MicroStrategy's Compensation Committee of the level of achievement of the performance goal and the participant's continued service through that date. The "target" number of PSUs is reported in this Exhibit A.

Mr. Le also directly owns 18,630 performance stock units (PSUs) granted on March 21, 2024. Each PSU represents a contingent right to receive shares of Class A common stock of between 0 percent and 200 percent of the target number of units, with the percentage determined based on MicroStrategy's relative total shareholder return (TSR) as compared to the TSR of members of the Nasdaq Composite Index over a three-year performance period (March 21, 2024 to March 20, 2027). Vesting is subject to certification by MicroStrategy's Compensation Committee of the level of achievement of the performance goal and the participant's continued service through that date. The "target" number of PSUs is reported in this Exhibit A.